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

                             SALISBURY BANCORP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2004

                                TABLE OF CONTENTS

                                                                            Page
NOTICE OF MEETING............................................................ 3
INTRODUCTION................................................................. 4
OUTSTANDING STOCK AND VOTING RIGHTS.......................................... 4
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT............................... 5
MANAGEMENT OF THE COMPANY.................................................... 6
         Principal Shareholders of the Company............................... 6
PROPOSAL I- ELECTION OF DIRECTORS............................................ 6
         Committees of the Board of Directors................................ 8
         Fees................................................................ 10
         Director Attendance................................................. 10
         Board of Directors'Communications with Shareholders................. 10
         Compensation Committee Report....................................... 10
         Audit Committee Report.............................................. 11
         Certain Business Relationships...................................... 11
         Indebtedness of Management and Others............................... 12
EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS................................. 12
         Summary Compensation Table.......................................... 12
         Insurance........................................................... 13
         Pension Plan........................................................ 13
         Supplemental Retirement Arrangement................................. 13
         Directors Stock Retainer Plan....................................... 14
         Change in Control Agreements........................................ 14
         401(k) Plan......................................................... 14
         Stock Price Performance Graph....................................... 14
         Section 16(a) Beneficial Ownership Reporting Compliance............. 15
PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF
     INDEPENDENT AUDITORS.................................................... 16
PROPOSAL III - OTHER BUSINESS................................................ 17
SHAREHOLDER PROPOSALS........................................................ 17
SHAREHOLDER INFORMATION...................................................... 18
Appendix A - Audit Committee Charter......................................... 19

                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                          LAKEVILLE, CONNECTICUT 06039
                                 (860) 435-9801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Salisbury Bancorp, Inc. (the "Company"), will be held at 4:00 p.m. on Wednesday, April 28, 2004 at the Interlaken Inn, 74 Interlaken Road, in Lakeville, Connecticut, for the following purposes:

1.    To elect two (2) Directors for a three (3) year term; who, with the six
      (6) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Company.

2. To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company for the year ending December 31, 2004.

3. To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.

      Only those Shareholders of record at the close of business on the 5th day of March, 2004 are entitled to notice of, and to vote at this Annual Meeting or any adjournment thereof. In order that you may be represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                         BY ORDER OF THE BOARD OF DIRECTORS OF
                                         SALISBURY BANCORP, INC.


                                         Richard J. Cantele, Jr.
                                         Secretary

March 26, 2004

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO RICHARD J. CANTELE, JR., SECRETARY OF THE COMPANY, IN WRITING PRIOR TO THE TAKING OF A VOTE.

                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                               LAKEVILLE, CT 06039
                                 (860) 435-9801

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 2004

                                  INTRODUCTION

      The enclosed proxy (the "Proxy") is solicited by the Board of Directors (the "Board of Directors") of Salisbury Bancorp, Inc. (the "Company"), for use at the Annual Meeting of Shareholders, to be held on Wednesday, April 28, 2004, at 4:00 p.m., at the Interlaken Inn, 74 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about March 26, 2004. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition, proxies may be solicited by directors, officers and employees of the Company and the Bank personally by telephone or other means. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of the Company's common stock (the "Common Stock").

                       OUTSTANDING STOCK AND VOTING RIGHTS

      The Board of Directors has fixed the close of business on March 5, 2004 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting. As of the Record Date, 1,424,078 shares of the Company's Common Stock (par value $.10 per share) were outstanding and entitled to vote and held of record by approximately 473 Shareholders of Record, each of which shares is entitled to one vote on all matters to be presented at this Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted in favor of any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting. Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors.

      A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-prepaid if mailed in the United States.

      If the enclosed form of Proxy is properly executed and received by the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed, but unmarked proxies will be voted "FOR" each of Proposals I and II discussed in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors and management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table sets forth certain information as of March 5, 2004 regarding the number of shares of Common Stock beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                  Number of Shares (1)   Percentage of Class (2)
                                  --------------------   -----------------------
John R. H. Blum                          15,576 (3)               1.09%
Louise F. Brown                           3,396 (4)                .24%
Richard J. Cantele, Jr                    2,883 (5)                .20%
John F. Foley                             3,696 (6)                .26%
Nancy F. Humphreys                        1,240 (7)                .09%
Gordon C. Johnson, DVM                    1,742 (8)                .12%
Holly J. Nelson                           1,288 (9)                .09%
John F. Perotti                          10,839 (10)               .76%
Walter C. Shannon, Jr                     3,844 (11)               .27%
Michael A. Varet                         65,886 (12)              4.63%
                                        -------                 ------
(All Directors and Executive            110,390                   7.75%
Officers of the Company
as a group of (10) persons)

(1) The shareholdings also include, in certain cases, shares owned by or in trust for a director's spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director.

(2) Percentages are based upon the 1,424,078 shares of the Company's Common Stock outstanding and entitled to vote on March 5, 2004. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.

(3)   Includes 2,100 shares owned by John R. H. Blum's wife.

(4)   Includes 1,068 shares owned by Louise F. Brown's daughter.

(5) Includes 1,197 shares owned jointly by Richard J. Cantele, Jr. and his wife and 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter.

(6) Includes 1,518 shares owned jointly by John F. Foley and his wife and 66 shares owned by John F. Foley as custodian for his children.

(7)   Includes 1,000 shares owned jointly by Nancy F. Humphreys and her husband.

(8) Includes 660 shares which are owned by Gordon C. Johnson's wife and for which Dr. Johnson has disclaimed beneficial ownership.

(9)   Includes 6 shares owned by Holly J. Nelson as guardian for a minor child.

(10) Includes 9,514 shares owned jointly by John F. Perotti and his wife, 761 shares owned by his wife and 564 shares in trust for his son.

(11)  All shares are owned individually by Walter C. Shannon, Jr.

(12) Includes 18,540 shares which are owned by Michael A. Varet's wife, 18,546 shares which are owned by his children. Michael A. Varet has disclaimed beneficial ownership for all of these shares.

Management of the Company

      The following table sets forth the name and age of each Executive Officer, his principal occupation for the last five (5) years and the year in which he was first appointed an Executive Officer of the Company.

                                                                           Executive Officer
      Name                       Age            Position                   of the Company since:
      ----                       ---            --------                   ---------------------
      John F. Perotti            57             President and                    1998 (1)
                                                Chief Executive Officer

      Richard J. Cantele, Jr.    44             Secretary                        2001 (2)

      John F. Foley              53             Chief Financial Officer          1998 (3)

(1) Mr. Perotti is also the President and Chief Executive Officer of the Bank and has been an Executive Officer of the Bank since 1982.

(2) Mr. Cantele is also the Executive Vice President, Treasurer and Chief Operating Officer of the Bank and has been an Executive Officer of the Bank since 1989.

(3) Mr. Foley is also the Senior Vice President, Comptroller and Principal Financial Officer of the Bank and has been an Executive Officer of the Bank since 1986.

Principal Shareholders of the Company

      Management is not aware of any person (including any "group" as that term is used in Section 13 (d) (3) of the Exchange Act) who owns beneficially more than 5% of the Company's Common Stock as of the Record Date.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      The Certificate of Incorporation and Bylaws of the Company provide for a Board of Directors of not less than seven (7) members, as determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directorships at eight (8). The Board of Directors of the Company is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is to be elected at each annual meeting of shareholders when the terms of office of the members of one class expire. Vacant directorships may be filled, until the expiration of the term of the vacated directorship, by the vote of a majority of the directors then in office.

      There are two (2) directorships on the Board of Directors which are up for election this year. The following individuals have been nominated to serve for a three (3) year term: John F. Perotti and Michael A. Varet. The two (2) nominees are members of the present Board of Directors. Unless otherwise directed, the enclosed proxy will be voted "FOR" such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the proxy may vote for some other person or persons.

      The following table sets forth certain information, as of March 5, 2004, with respect to the directors of the Company.

                              NOMINEES FOR ELECTION

                                         Positions Held            Director       Term
         Name              Age          with the Company            Since       Expiring
         ----              ---          ----------------            -----       --------
John F. Perotti            57              President,               1998        2004
                                    Chief Executive Officer
                                         and Director

Michael A. Varet           61               Director                1998        2004

                              CONTINUING DIRECTORS
John R. H. Blum            74               Chairman                1998        2005

Louise F. Brown            60               Director                1998        2005

Nancy F. Humphreys         62               Director                2001        2005

Gordon C. Johnson, DVM     69               Director                1998        2006

Holly J. Nelson            50               Director                1998        2006

Walter C. Shannon, Jr.     68               Director                1998        2006

      Presented below is additional information concerning the directors of the Company. Unless otherwise stated, all directors have held the position described for at least five (5) years.

      John R. H. Blum is an attorney in private practice and former Commissioner of Agriculture for the State of Connecticut. He has been a director of the Bank since 1995 and was elected Chairman of the Board of Directors of the Company and the Bank in 1998.

      Louise F. Brown has been a director of the Bank since 1992 and is a partner in the law firm of Ackerly Brown, LLP.

      Nancy F. Humphreys has been a director of the Bank since 2001. She retired from Citigroup New York, Citibank in February of 2000, as Managing Director and Treasurer of Global Corporate Investment Bank North America.

      Gordon C. Johnson has been a director of the Bank since 1994 and is a Doctor of Veterinary Medicine.

      Holly J. Nelson has been a director of the Bank since 1995. She is a member of Horses North, LLC, a tour operator, and is a member in Oblong Property Management, LLC.

      John F. Perotti is President and Chief Executive Officer of the Company and the Bank. Prior to that he served as Executive Vice President and Chief Operating Officer of the Bank and prior to that, he was Vice President and Treasurer of the Bank. He has been a director of the Bank since 1985.

      Walter C. Shannon, Jr. is President Emeritus of Wagner McNeil, Inc. and President of William J. Cole Agency, Inc. He has been a director of the Bank since 1993.

      Michael A. Varet is a partner in the law firm of Piper Rudnick LLP. Mr. Varet has been a director of the Bank since 1997.

Committees of the Board of Directors

      The Board of Directors of the Company met fifteen (15) times during the year 2003, and has various committees including an Executive Committee, Compensation Committee, Nominating Committee and an Audit Committee. The members of the committees are appointed by the Board of Directors.

Executive Committee

      The Executive Committee has general supervision over the affairs of the Company between meetings of the Board of Directors. The members of the Executive Committee include John R. H. Blum, Gordon C. Johnson DVM, John F. Perotti, Walter C. Shannon, Jr., and Michael A. Varet. The Executive Committee did not meet separately from the Board during the year 2003.

Compensation Committee

      The Company established a Compensation Committee during the year 2002, which is responsible for reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans; and advising the Board of Directors and making recommendations with respect to such plans. The members of the Compensation Committee include Nancy F. Humphreys, Gordon C. Johnson DVM, Holly J. Nelson and Walter C. Shannon, Jr. The Compensation Committee met thirteen (13) times during the year 2003.

Nominating Committee

      The Company established a Nominating Committee during the year 2002, which is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for a Directorship, and recommending qualified nominees to the Board for consideration. The Nominating Committee selects the Director nominees to stand for election at the Company's Annual Meetings of Shareholders. While the Nominating Committee does not have a formal charter or written policy, the Company's Bylaws included provisions for director qualifications and procedures from shareholder nominations. A copy of the Company's Bylaws is available on the Company's web site at www.salisburybank.com. In addition, the Nominating Committee's process for identifying and evaluating nominees for director, including nominees recommended by shareholders, has historically operated informally and without any differences in the manner in nominees recommended by shareholders are evaluated. However, the Company's Bylaws provide that if the Nominating Committee or Board proposes a nominee age 72 or greater, then such nomination requires two-thirds approval by the full Board.

      The Nominating Committee and the Board of Directors consider factors such as those summarized below in evaluating Director candidates and believe that the Company's Bylaws and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates.

      o Sound business judgment and financial sophistication in order to understand the Company's financial and operating performance, and to provide strategic guidance to management.

      o     Business management experience.

      o     Integrity, commitment, honesty and objectivity.

      o A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industries; and (v) local economic and business opportunities.

      o Strong communication skills in order to function effectively with the Company's constituencies.

      o A financial interest in the Company as a shareholder, however, generally, candidates should not have relationships with the Company or the Bank which would disqualify the candidate from being considered independent.

      o Generally, candidates should be involved in philanthropic, education, business, or civic leadership positions.

      o Generally, candidates should be familiar with the geographic areas served by the Company.

      o Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board and Committee meetings and to diligently perform the duties and responsibilities of service as a Director.

      o Candidates should not have interests which conflict with those of the Company or the Bank.

      The Company has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Board and Nominating Committee does not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates.

      The members of the Nominating Committee are John R. H. Blum, Louise F. Brown and Gordon C. Johnson, DVM. All such members are "independent" in accordance with the independence standards of the American Stock Exchange. The Committee did not meet separately from the Board during the year 2003. All nominees for elections as directors at the 2004 Annual Meeting were nominated by the Nominating Committee and Board of Directors.

Audit Committee

      Subject to the Audit Committee Charter, attached hereto as Appendix A, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to appoint the independent auditors for the Company and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

      The responsibilities of the Audit Committee are governed by the Company's Audit Committee Charter which was adopted by the Company's Board of Directors. Its members are Louise F. Brown, Nancy F. Humphreys, Gordon C. Johnson, DVM, Holly J. Nelson and Michael A. Varet. The Audit Committee met seven (7) times during the year 2003. As of the date of this Proxy Statement, each of the members of the Audit Committee is an "independent director" in accordance with the listing standards of the American Stock Exchange. While no member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by federal securities laws and regulations. The Board of Directors believes the members of the Audit Committee bring range of education, business and professional experience that is beneficial to the audit committee function of the Company and the Bank and enable the Audit Committee to fulfill its responsibility.

Fees

      During 2003, each director received an annual retainer of $3,000. In addition, directors received $500 for each Board of Directors meeting attended and $250 for each committee meeting attended. Director Perotti received no additional compensation for his service as director or member of any Board committee during 2003. During 2001, the Board of Directors and Shareholders approved a Directors Stock Retainer Plan which, beginning in 2002, provides each non-employee director with up to 120 shares of restricted common stock as a component of their compensation.

Director Attendance

      During 2003 no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Company's Board of Directors which he/she was entitled to attend, and (2) the total number of meetings held by all committees of the Company's Board of Directors on which he/she served. The Company does not maintain an attendance policy for directors at the Company's Annual Meetings. All Directors of the Company attended the Company's Annual Meeting on April 26, 2003.

Board of Directors' Communications with Shareholders

      While the Company's Board of Directors does not have a formal process for shareholders to send communications to the Board, the volume of such communications has historically been de minimus. Accordingly, the Board considers the Company's informal process to be adequate to address the Company's needs. Historically, such informal process has functioned as follows: A Board recipient of a shareholder communication would forward same to the Chairman and Chief Executive Officer for appropriate discussion by the Board and the formulation of an appropriate response. Shareholders may forward written communications to the Board by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039.

Compensation Committee Report

      In the fourth quarter of 2002, a Compensation Committee was established consisting solely of outside Directors. The full Board of Directors of the Company review and approve this Committee's recommendations.

      The goal of this Committee is to more closely align performance with compensation. Recognizing that recruiting, retaining and rewarding top talent is essential to the ultimate success of the Institution, the Committee is working on designing an incentive program that incorporates bank wide, departmental and individual goals and objectives.

      A rigorous budget process setting clearly defined targets for bank wide performance and return for shareholder equity was the first task of the Committee. In addition, goals were established for 2003 for company wide, departmental and individual performance with methodology pre-determined for base salary increases and annual incentives in the form of a cash bonus (short term incentives). Developing appropriate long term incentives for key executive officers was also a task before the Committee for 2003.

      In 2002, the Company retained a compensation consulting firm to: aid in the architecture of this plan; to help establish clearly defined goals; to perform peer group analysis on different forms of compensation to ensure that Salisbury Bank remains competitive; and, to make clear to the Committee the myriad of long term incentives that are available in our peer group market place. The Company contracted to work with the consulting firm in 2003.

      In establishing levels of remuneration, the compensation committee takes into consideration an individual's performance, level of expertise, responsibilities, length of service to the Company and comparable levels of remuneration paid to executives of other companies of comparable size and development within the industry. The individual interested executive does not participate in the review, discussion or decisions of the compensation committee regarding this remuneration.

                               Salisbury Bancorp, Inc. Compensation Committee Nancy F. Humphreys, Chair
                               John R. H. Blum
                               Gordon C. Johnson, DVM
                               Holly J. Nelson
                               Michael A. Varet

      The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Audit Committee Report

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 and also the matters that are required to be discussed by SAS 61 with both Shatswell MacLeod & Company, (the Company's independent auditors) and management.

      The Audit Committee has received the written disclosures and the letter from Shatswell required by Independent Standards Board Standard No. 1 and has discussed Shatswell's independence with respect to the Company with Shatswell.

      Based on the review and discussions referred to above, the Audit Committee is recommending that the Board vote to include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

                                      Salisbury Bancorp, Inc. Audit Committee
                                      Gordon C. Johnson, DVM
                                      Louise F. Brown
                                      Nancy F. Humphreys
                                      Holly J. Nelson
                                      Michael A. Varet

Certain Business Relationships

      The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers, principal shareholders and their associates on substantially the same terms as those available for comparable transactions with others.

      John R. H. Blum is Chairman of the Board of Directors and an attorney engaged in the private practice of law. The Company has engaged Mr. Blum in past years and even though his services were not used in 2003, the Company may engage his services in 2004 in connection with certain legal matters.

      Louise F. Brown is a director of the Company and a partner in the law firm of Ackerly Brown, LLP. The Company has engaged Ms. Brown in past years but her services were not used in 2003.

      Walter C. Shannon, Jr. is a director of the Company and President Emeritus of Wagner McNeil, Inc. which serves as the insurance agent for many of the Company's insurance needs.

Indebtedness of Management and Others

      Some of the directors and executive officers of the Company and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and as such have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

      Since January 1, 2003, the highest aggregate outstanding principal amount of all loans extended by the Bank to its directors, executive officers and all associates of such persons as a group was $1,032,500 representing an aggregate principal amount equal to 3.66% of the equity capital accounts of the Bank.

                  EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS

      The following table provides certain information regarding the compensation paid to certain executive officers of the Company and the Bank for services rendered in all capacities during the fiscal years ended December 31, 2003, 2002, and 2001. No other current executive officer of the Company or the Bank received cash compensation in excess of $100,000 during the year ended December 31, 2003. All compensation expense was paid by the Bank.

                           Summary Compensation Table

                                                                         Annual
Name and Principal                                                   Compensation(1)                All Other
     Position                                Year            Salary($)           Bonus($)           Compensation($)
    John F. Perotti                          2003            $195,178            $ 28,101           $  4,000 (4)
    President and                            2002             187,816              32,092              4,000 (3)
Chief Executive Officer                      2001             179,920              25,949              3,400 (2)
of the Company and the Bank

    Richard J. Cantele, Jr                   2003            $124,237            $ 18,857           $  2,862 (4)
Secretary of the Company                     2002            $109,434            $ 18,332           $  2,553 (3)
Executive Vice President, Treasurer          2001              93,652              17,063              2,145 (2)
and Chief Operating Officer of the Bank

    Todd M. Clinton                          2003            $ 89,604            $ 14,601           $  2,084 (4)
Sr. Vice President, Compliance               2002              84,762              17,392              2,041 (3)
& Operations Officer of the Bank             2001              73,150              12,379              1,713 (2)

     Diane E. R. Johnstone                   2003            $119,734            $ 16,412           $  2,723 (4)
Sr. Vice President & Trust Officer           2002             109,321              16,690              2,522 (3)
of the Bank                                  2001              81,530               9,900              1,832 (2)

    William C. Lambert (5)                   2003            $115,333            $ 14,521           $  2,597 (4)
Vice President & Trust Officer               2002             110,522                                  2,200 (3)
of the Bank                                  2001              29,159

(1) Compensation does not include accrual of benefits under the Bank's defined pension plan or supplemental retirement arrangements described below.

(2)   The Bank's matching contribution to the 401(k) plan for 2001.

(3)   The Bank's matching contribution to the 401(k) plan for 2002.

(4)   The Bank's matching contribution to the 401(k) plan for 2003.

(5)   William C. Lambert was hired on September 17, 2001.

Insurance

      In addition to the cash compensation paid to the executive officers of the Company and the Bank, the executive officers receive group life, health, hospitalization and medical insurance coverage. However, these plans do not discriminate in scope, term, or operation, in favor of officers or directors of the Company and the Bank and are available generally to all full-time employees.

Pension Plan

      The Bank maintains a non-contributory defined pension plan for officers and other salaried employees of the Bank who become participants after attaining age 21 and completing one (1) year of service.

                               PENSION PLAN TABLE
                    ESTIMATED ANNUAL RETIREMENT BENEFIT WITH
                         YEARS OF SERVICE AT RETIREMENT

Average Base
Salary at                 15               20               25             30              35
Retirement
---------------------------------------------------------------------------------------------------
      $ 75,000          $18,654          $24,871          $31,089        $32,964        $ 34,839
---------------------------------------------------------------------------------------------------
      $100,000          $26,154          $34,871          $43,589        $46,089        $ 48,589
---------------------------------------------------------------------------------------------------
      $125,000          $33,654          $44,871          $56,089        $59,214        $ 62,339
---------------------------------------------------------------------------------------------------
      $150,000          $41,154          $54,871          $68,589        $72,339        $ 76,089
---------------------------------------------------------------------------------------------------
      $175,000          $48,654          $64,871          $81,089        $85,464        $ 89,839
---------------------------------------------------------------------------------------------------
      $200,000          $56,154          $74,871          $93,589        $98,589        $103,589
---------------------------------------------------------------------------------------------------

      Pension benefits are based upon average salary (determined as of each January 1st) during the highest five (5) consecutive years of services prior to attaining normal retirement age. The amount of the annual benefit is 2% of Average Salary offset by .65% of Social Security wage base as provided under the 1994 Act per year of service (to a maximum of 25 years) plus one-half of 1% of Average Salary for each year of service over 25 years (to a maximum of ten years). This benefit formula may be modified to conform with changes in the pension laws.

      The present average salary (using last five years of salary only) and years of service to date of Messrs. Perotti, Cantele, Clinton and Ms. Johnstone are: Mr. Perotti: $198,564 with 31 years of service; Mr. Cantele: $114,308 with 22 years of service; Mr. Clinton: $90,366 with 17 years of service; and Ms.
Johnstone: $101,191 with 16 years of service. The above table shows estimated annual retirement benefits payable at normal retirement date as a straight life annuity for various average salary and service categories. The offset of social security was included in the table based on a participant being 65 years of age in 2002.

Supplemental Retirement Arrangement

      In 1994, the Bank entered into a supplemental retirement arrangement (the "Supplemental Retirement Agreement") with John F. Perotti. Following disability or retirement at the earlier of the age of 65, or after thirty (30) years of service to the Bank, Mr. Perotti will receive monthly payments of $1,250 (adjusted annually to reflect the lesser of a five percent (5%) increase or "The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items" published by the Bureau of Labor Statistics) for a period of ten (10) years. These payments are in addition to any payments under the Bank's retirement plan. The Supplemental Retirement Agreement includes provisions which would prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Directors Stock Retainer Plan

      The shareholders of the Company voted to approve the "Directors Stock Retainer Plan of Salisbury Bancorp, Inc." (the "Plan") at the 2001 Annual Meeting of Shareholders. The Plan provides non-employee directors of the Company with shares of restricted stock of the Company as a component of their compensation for services as non-employee directors. The maximum number of shares of stock that may be issued pursuant to the Plan shall not exceed 15,000. The first grant date under the plan was April 26, 2002. The "annual stock retainer" consisted of 120 shares of restricted common stock for each non-employee director who served for twelve months and a prorated number of shares to reflect the number of months served for any new non-employee director. The total number of restricted shares issued was 840. The next grant date under this plan will immediately precede the 2004 Annual Meeting of Shareholders.

Change in Control Agreements

      The Bank entered into change in control agreements in 2003 with the following Officers of the Bank: John F. Perotti, Richard J. Cantele, Jr., John
F. Foley, Todd M. Clinton, Diane E. R. Johnstone, Joseph C. Law, Lana M. Hobby, William C. Lambert, Sharon A. Pilz and Geoffrey A. Talcott. The agreements provide that if following a "change-in-control" of the Company or Bank, an Officer is terminated under certain defined circumstances, or is reassigned, within a period of twelve (12) months following the change in control, such Officer will be entitled to a lump sum payment equal to his or her twelve (12) month compensation based upon the most recent aggregate base salary paid to the Officer in the twelve (12) month period immediately preceding the date of change in control. In addition, the Bank entered into a change in control agreement in 2003 with Elizabeth Summerville, who recently joined the Bank, which provides that if following a "change in control" of the Company or Bank, the Officer is terminated under certain defined circumstances, or is reassigned, within a period of twelve (12) months following the change in control, such Officer will be entitled to a lump sum payment equal to her six (6) month compensation based upon the most recent aggregate base salary paid to the Officer in the twelve
(12) month period immediately preceding the date of the change in control. In no event shall such payments be made in an amount which would cause them to be deemed non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code.

401(k) Plan

      The Bank offers a 401(k) profit sharing plan. This plan began in the year 2000. Each Plan Year, the Bank will announce the amount of the matching contributions, if any. The amount of the matching contributions is directly related to the employees' 401(k) salary deferral contribution. For the Plan Year that began January 1, 2002, all eligible participants received a matching contribution equal to fifty percent (50%) of their 401(k) salary deferral contribution to the Plan; however, it is limited to two percent (2%) of the plan compensation not to exceed $4,000. The Plan expense was $49,484 for 2003.

Stock Price Performance Graph

      Set forth below are a line graph with an explanatory table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of the AMEX Major Market Index and the SNL Bank Index for Banks with total assets more than $250 million and less than $500 million. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock and each of the other indices on December 31, 1998.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
           AMONG SALISBURY BANCORP, INC., THE AMEX MAJOR MARKET INDEX
                       AND THE SNL $250M-$500M BANK INDEX

                              [LINE GRAPH OMITTED]

                                                                        Period Ending
                                           -------------------------------------------------------------------------
Index                                         12/31/98    12/31/99     12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------------------------------------------------------------------------------------------
Salisbury Bancorp, Inc.                         100.00       94.96        94.62      120.48      152.97      222.10
AMEX Major Market Index                         100.00      119.71       112.82      109.94       96.69      119.53
SNL $250M-$500M Bank Index                      100.00       93.03        89.58      127.27      164.11      237.11

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Company's Common Stock. Executive officers, directors and any shareholders owning greater than ten percent (10%) of the Company's Common Stock are required by the SEC's regulations to furnish the Company with copies of all such reports that they file.

      Based solely on a review of copies of reports filed with the SEC since January 1, 2003 and of written representations by certain executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE TWO (2) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

                                   PROPOSAL II

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

      Shareholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004. Shatswell, MacLeod & Company, P.C. has served as the accountants for the Company for the fiscal year ended December 31, 2003. Representatives of the firm Shatswell, MacLeod & Company, P.C. are not expected to attend the Annual Meeting. However, should a representative of Shatswell, MacLeod & Company, P.C. attend the meeting, they will be provided an opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions.

1.    Audit Fees

      The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the last two (2) fiscal years and the reviews of the financial statements included in the Company's Form 10-Q for the quarters of the fiscal years ended December 31, 2003 and December 31, 2002 were $76,625 and $75,860, respectively.

2.    Audit-Related Fees

      The aggregate fees billed for services rendered in each of the last two
(2) years for assurance and related services by Shatswell, MacLeod & Company, P.C. that are reasonably related to performance of the auditor review of the Company's financial statements were $12,117 for the fiscal year ended December 31, 2003 and $10,672 for the fiscal year ended December 31, 2002.

3.    Tax Fees

      The aggregate fees billed in each of the last two (2) years for professional services rendered by Shatswell, MacLeod & Company, P.C. for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $8,100 each year.

4.    All Other Fees

      There were no aggregate fees billed for services rendered by Shatswell, MacLeod & Company, P.C., other than the services covered above, for the fiscal year ended December 31, 2003 and December 31, 2002.

Independence

      The Audit Committee of the Board of Directors of the Company has considered and determined that the provision of services rendered by Shatswell, MacLeod & Company, P.C. relating to matters 2 through 4 above, is compatible with maintaining the independence of such accountants.

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the audited-related fees, tax fees or other fees paid in 2003 and 2002 were approved per the Audit Committee's pre-approval policies.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL (II). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

                                  PROPOSAL III

                                 OTHER BUSINESS

      The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

      You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed proxy card. The proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Annual Meeting, you may revoke your proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

      A copy of the 2003 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for the year ended December 31, 2003, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

      Any proposal which a Company shareholder wishes to have included in the Company's Proxy Statement and form of Proxy relating to the Company's 2005 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by the Company's Secretary at 5 Bissell Street, Lakeville, CT 06039 by November 27, 2004. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. In addition, under the Company's Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

o You must be a shareholder of record and must have given timely notice in writing to the Secretary of the Company.

o     Your notice must contain specific information required in the Company's
      Bylaws.

                             SHAREHOLDER INFORMATION

      The Company's Annual Report on Form 10-K for the year ended December 31, 2003 is filed with the SEC and may be obtained without charge by any shareholder upon written request to:

                     John F. Foley, Chief Financial Officer
                             Salisbury Bancorp, Inc.
                                 P. O. Box 1868
                             Lakeville, Connecticut
                                   06039-1868

      The Company's 2003 Annual Report accompanies this document and is not incorporated by reference.

                                         By Order of the Board of Directors


                                         -----------------------------
                                         Richard J. Cantele, Jr.
                                         Secretary

Lakeville, Connecticut
March 26, 2004

                                   Appendix A

                                                                 August 29, 2003

                             SALISBURY BANCORP, INC.

                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors of Salisbury Bancorp, Inc. (the "Corporation") to be known as the Audit Committee. Such Committee shall serve as the Audit Committee for the Corporation and its subsidiaries. The Audit Committee shall be composed of at least three (3) directors. All Audit Committee members must be "independent directors" within the meaning of the Listing Standards and Rules of the American Stock Exchange ("Amex Rules") and Item 7(d)(3)(iv) of Schedule 14A, 17 C.F.R. 240.101.

All members of the Audit Committee must be financially literate at the time of their appointments and at least one member of the audit committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including current or past service as a chief executive, chief financial or other senior officer with financial oversight responsibilities. A member of the Audit Committee may not other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee accept any consulting, advisory, or other compensatory fee from the Corporation. Members of the Audit Committee are also prohibited from being an affiliated person of the Corporation or any of its subsidiaries.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

The Audit Committee in its capacity as a committee of the Board of Directors shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such accounting firm shall report directly to the Audit Committee.

The Audit Committee is responsible for ensuring its receipt from the outside auditor of a formal written statement detailing all relationships between the auditor and the Corporation and its subsidiaries and affiliates consistent with Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees (January 1999).

The Audit Committee shall be responsible for actively engaging in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking or recommending that the full board take appropriate action to oversee the independence of the outside auditor.

The Audit Committee shall meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

The Audit Committee shall review with the independent auditors, the Corporation's internal auditor(s), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of conduct.

The Audit Committee shall review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

The Audit Committee shall review summaries of findings from completed internal audits and progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan.

The Audit Committee shall review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

The Audit Committee shall review and discuss with management and the independent auditors any changes in accounting principles.

The Audit Committee shall provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

All auditing services and non-audit services, other than those which are subject to the de minimus exception of the applicable rules of the Securities and Exchange Commission, which an auditor provides to the Corporation shall be authorized and pre-approved in advance by the Audit Committee. The Audit Committee must document all non-audit services performed by the auditor which the Audit Committee pre-approves. The Audit Committee may delegate to one or more of its members the authority to grant such required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity requiring pre-approval shall be presented to the full Audit Committee at each of its meetings.

The Audit Committee shall review accounting and financial human resources and succession planning within the Corporation.

The Audit Committee shall submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

The Audit Committee shall investigate any matter brought to its attention within the scope of its duties, with the power to engage independent counsel and other advisors as it determines necessary to carry out is duties.

The Audit Committee shall determine the appropriate funding to be provided by the Corporation for payment of compensation to the registered public accounting firm employed by the Corporation for purposes of rendering an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall have the authority and funding to engage independent counsel and any other advisors as the Audit Committee may determine to be necessary to carry out its duties and responsibilities.

The Audit Committee shall receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

Reports of the Audit Committee

The Audit Committee shall prepare a report suitable for appropriate disclosure as may be required in the Corporation's annual meeting proxy statement concerning the Audit Committee's review of the Corporation's financial statements and disclosing whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report and addressing such other issues as may be required by the Amex Rules or the Securities Exchange Act of 1934, as amended, or the regulations of the Regulations of the Securities Exchange Commission promulgated pursuant thereto.

In addition, the Audit Committee shall report to the Board of Directors which will make appropriate disclosures regarding whether each member of the Audit Committee is an independent director within the meaning of the Amex Rules, whether each member is financially literate.

Annual Review and Appropriate Disclosure by the Board of Directors of the Charter of the Audit Committee

The Board of Directors will review the charter of the Audit Committee on an annual basis and will cause the Corporation to make appropriate disclosure of and regarding same in accordance with applicable law.

Whistle-blower Procedures

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.